Exhibit 23

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated September 9, 2003 (except for Note F, as to which the date is September 16, 2003), accompanying the consolidated financial statements, and have incorporated herein by reference or included in the Annual Report of Versar, Inc., on Form 10-K, for the year ended June 30, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statement of Versar, Inc. on Form S-8 (No. 333-106111) dated June 13, 2003.

/S/ Grant Thornton LLC

Grant Thornton LLC

Vienna, Virginia
September 9, 2003

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